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                                                                   EXHIBIT 10.36

                                 AMENDMENT NO. 2

         THIS AMENDMENT NO. 2 (this "Amendment") dated as of February 2, 1999, to the Credit Agreement referenced below, is by and among RAILWORKS CORPORATION, a Delaware corporation, the subsidiaries identified herein, the lenders identified herein, and NATIONSBANK, N.A., as Administrative Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                                   WITNESSETH

         WHEREAS, a $75 million credit facility has been extended to RAILWORKS CORPORATION, a Delaware corporation (the "Borrower"), pursuant to the terms of that Credit Agreement dated as of August 4, 1998 (as amended and modified, the "Credit Agreement") among the Borrower, the Guarantors and Lenders identified therein, and NationsBank, N.A., as Administrative Agent;

         WHEREAS, the Borrower has requested certain modifications to the Credit Agreement which require the consent of the Required Lenders;

         WHEREAS, the Required Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.       The Credit Agreement is amended in the following respects:

                  1.1 In Section 1.1, the following definitions are amended or added to read as follows:

                  "Amendment Date" means February 2, 1999 (being the date of Amendment No. 2).

                  "Bridge Credit Agreement" means that certain Credit Agreement dated as of February 2, 1999 by and among the Borrower, the Guarantors, the lenders party thereto and NationsBank, N.A., as Administrative Agent, as amended, modified, extended or renewed.

                  "Bridge Repayment Date" means the date on which all loans and obligations under the Bridge Credit Agreement are paid in full.

                  "Consolidated EBITDA" means for any period for the Consolidated Group, the sum of Consolidated Net Income plus Consolidated Interest Expense plus all provisions for any Federal, state or other domestic and foreign income taxes plus depreciation and amortization minus, to the extent not deducted in determining Consolidated Net Income, earn-out payments made in connection with the Permitted Acquisitions, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding for purposes hereof extraordinary gains and losses and related tax effects thereon.



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                  "Consolidated Fixed Charges" means for any period for the
         Consolidated Group, the sum of the principal amount of Consolidated Interest Expense (excluding the amortization of debt discount and premium) plus the greater of (i) (A) from the Amendment Date until the Bridge Repayment Date, ten percent (10%) of the sum of Obligations outstanding hereunder plus loans outstanding under the Bridge Credit Agreement, in each case on the date of determination and (B) subsequent to the Bridge Repayment Date, twenty percent (20%) of Obligations outstanding hereunder on the date of determination, or (ii) Two Million Dollars ($2,000,000), in each case on a consolidated basis determined in accordance with GAAP applied on an consistent basis. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

                  "Consolidated Senior Debt" means Consolidated Funded Debt less Subordinated Debt of the Consolidated Group on a consolidated basis as determined in accordance with GAAP.

                  "Consolidated Senior Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of Consolidated Senior Debt on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

                  "Debt Transaction" means, with respect to any member of the Consolidated Group, any sale, issuance or placement of Subordinated Debt permitted by Section 8.1.

                  "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the date hereof by and among NationsBank, N.A., as Administrative Agent under the Bridge Credit Agreement, NationsBank, N.A., as Administrative Agent under this Credit Agreement, and the Credit Parties, as amended or modified from time to time, in substantially the form of Exhibit A attached hereto.

                  "Permitted Acquisitions" means the acquisition by the Borrower or any of its Subsidiaries of the following entities: (a) Gantrex Group, (b) FCM Rail, LTD, (c) Walpar Inc., (d) Midwest Railroad Construction and (e) F&V Metro Contracting Corp. and Affiliates.

              1.2 The definition of "Credit Documents" in Section 1.1 shall be amended to include the "Intercreditor Agreement".

              1.3 In the definition of "Permitted Liens" in Section 1.1, clauses (xv) and (xvi) are renumbered as clauses (xvi) and (xvii), and a new clause (xv) is added to read as follows:

                  (xv) Liens in favor of the administrative agent and lenders under the Bridge Credit Agreement securing the loans and obligations owing under the Bridge Credit Agreement on a pari passu basis with the loans and obligations owing under this Credit Agreement, but only to the extent (A) such Liens are on the same collateral as to which the Lenders also have a lien and (B) such Liens are subject to the Intercreditor Agreement.

              1.4     Section 7.1(d) is amended to read as follows:

                  (d) Borrowing Base Certificate. Within 30 days after the end of each calendar month, a statement of the Borrowing Base and its components as of the end of such calendar month, in form



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         and content satisfactory to the Administrative Agent and certified by the chief financial officer of the Borrower to be true and correct as of the date thereof (the "Borrowing Base Certificate").

              1.5 Section 7.9(a) (Consolidated Leverage Ratio) is amended to read as follows:

                  (a) Consolidated Leverage Ratio. As of the end of each fiscal quarter ending during the respective periods set forth below, the Consolidated Leverage Ratio shall not be greater than the ratio set forth opposite such period:

                           Closing Date through June 30, 1999      3.0:1.0

                           July 1, 1999 and thereafter             2.5:1.0

                           provided that, notwithstanding the foregoing, on the
                  date of and subsequent to any Debt Transaction of at least $25,000,000, the Consolidated Leverage Ratio shall not be greater than 4.0:1.0.

              1.6 Section 7.9(c) (Consolidated Net Worth) is amended to read as follows:

                  (c) Consolidated Net Worth. As of the end of each fiscal quarter, Consolidated Net Worth shall be not less than the sum of $95,000,000 plus on the last day of each fiscal quarter to occur after the Closing Date, seventy-five percent (75%) of Consolidated Net Income for the fiscal quarter (but not less than zero), such increases to be cumulative, plus one hundred percent (100%) of any increases in Consolidated Net Worth resulting from Equity Transactions occurring after the Closing Date.

              1.7 Section 7.9(d) (Consolidated Fixed Charge Coverage Ratio) is amended to read as follows:

                  (d) Consolidated Fixed Charge Coverage Ratio. As of the end of each fiscal quarter ending during the respective periods set forth below, the Consolidated Fixed Charge Coverage Ratio shall not be less than the ratio set forth opposite such period:

                           Closing Date to the date of any             1.75:1.0
                           Debt Transaction of at least $25,000,000

                           On or subsequent to the date of any         1.50:1.0
                           Debt Transaction of at least $25,000,000

              1.8 A new clause (f) is added to Section 7.9 to read as follows:

                  (f) Consolidated Senior Leverage Ratio. As of the end of each fiscal quarter, beginning with the fiscal quarter ending the earlier of (i) on June 30, 1999 or (ii) on or subsequent to the date of any Debt Transaction of at least $25,000,000, the Consolidated Senior Leverage Ratio shall not be greater than 2.5:1.0.

              1.9     Clause (f) of Section 8.1 is amended to read as follows:



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                  (f)      Subordinated Debt of the Borrower, provided that (i)
         the Borrower shall demonstrate it will be in compliance with the financial covenants in Section 7.9 after giving effect thereto on a Pro Forma Basis, (ii) no Default or Event of Default shall exist after giving effect thereto, and (iii) the net proceeds therefrom shall be applied first to repay the term loan and other obligations under the Bridge Credit Agreement;

              1.10    Clause (h) of Section 8.1 is amended to read as follows:

                  (h) other unsecured Indebtedness of any of the Credit Parties of up to $2,500,000 in the aggregate at any time outstanding;

              1.11 Clauses (h) and (i) of Section 8.1 are renumbered as clauses (k) and (l), and new clauses (h), (i) and (j) are is added to read as follows:

                  (h) other senior secured Indebtedness of the Credit Parties in an aggregate principal amount of up to $25 million incurred pursuant to the Bridge Credit Agreement;

                  (i) purchase money Indebtedness (including Capital Lease Obligations) assumed in connection with the Permitted Acquisitions in an aggregate principal amount not to exceed $12,000,000 at any time outstanding;

                  (j) seller financing obligations incurred in connection with the Permitted Acquisitions in an aggregate principal amount not to exceed $9,000,000 at any time outstanding;

              1.12    Section 8.10 is amended to read as follows:

                  8.10     No Further Negative Pledges.

                           Except with respect to (i) prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby) and (ii) the Bridge Credit Agreement, no member of the Consolidated Group will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

              1.13    A new Section 8.11 is added to read as follows:

                  8.11     Amendment or Modification of Bridge Credit Agreement.

                           Amend or modify (or consent to, permit or acquiesce to the amendment or modification of) any of the terms of the Bridge Credit Agreement without the consent of the Required Lenders hereunder, unless such amendment or modification conforms to an amendment or modification under this Agreement.






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              1.14     Clause (i) of Section 9.1(c) is amended to read as
         follows:

                  (i) Default in the due performance or observance of any term, covenant or agreement contained in Section 7.3(a), 7.9, 7.11,
         7.13 to 8.1 through 8.11, inclusive; or

              1.15     Clause (j) of Section 9.1 is renumbered as clause
         (k), and a new clause (j) is added to read as follows:

                  (j) The occurrence of an Event of Default under the Bridge Credit Agreement; or

              1.16 The address for all notices and other communications to the Borrower and the Guarantors as set forth in Section 11.1 is amended to read as follows:

                      Railworks Corporation
                      1104 Kenilworth Drive
                      Suite 301
                      Baltimore, MD  21204
                      Attn:    Michael R. Azarela
                      Telephone:  (410) 512-0501
                      Telecopy:    (410) 825-6920

         2. Notwithstanding any provision to the contrary in the Credit Agreement, from the Amendment Date until the Bridge Repayment Date, (A) the Applicable Percentage for Base Rate Loans shall be 1.25%, (B) the Applicable Percentage for Eurodollar Loans shall be 2.50%, (C) the Applicable Percentage for the Letter of Credit Fee shall be 2.50% and (D) the Applicable Percentage for the Commitment Fee shall be 0.500%.

         3. Notwithstanding the terms of Section 8.4 of the Credit Agreement, other than the Permitted Acquisitions, no member of the Consolidated Group shall make any Acquisition prior to the Bridge Repayment Date without the prior written consent of the Required Lenders. Subsequent to the Bridge Repayment Date, members of the Consolidated Group may make Acquisitions permitted by Section 8.4 of the Credit Agreement; provided that all Acquisitions prior to the Bridge Repayment Date shall not be considered when calculating the dollar limit on cash consideration payable in respect of Acquisitions under
Section 8.4(b).

         4. By execution of this Amendment, the Required Lenders authorize and direct the Administrative Agent, on behalf of the Lenders under the Credit Agreement, to enter into the Intercreditor Agreement.

         5. This Amendment shall be effective upon satisfaction of the following conditions:

                  (a) execution of this Amendment by the Credit Parties and the Required Lenders; and



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                  (b)      receipt by the Administrative Agent of legal opinions
         of counsel to the Credit Parties relating to this Amendment.

         6. The Credit Parties hereby affirm (i) the representations and warranties set out in Section 6 of the Credit Agreement are true and correct as of the date hereof (except those which expressly relate to an earlier period) and (ii) no Default or Event of Default presently exists.

         7. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) shall remain in full force and effect.

         8. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

         9. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         10. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the State of New York.








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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                      RAILWORKS CORPORATION,
                               a Delaware corporation

                               By:  /s/ Michael R. Azarela
                                   ----------------------------------
                               Name:    Michael R. Azarela
                               Title:   Executive Vice President and
                                        Chief Financial Officer

GUARANTORS:                    ALPHA-KEYSTONE ENGINEERING, INC.,
                               a Pennsylvania corporation
                               ANNEX RAILROAD BUILDERS, INC.,
                               an Indiana corporation
                               COMSTOCK HOLDINGS INC.,
                               a Delaware corporation
                               COMTRAK CONSTRUCTION, INC.,
                               a Georgia corporation
                               CONDON BROTHERS, INC.,
                               a Washington corporation
                               CPI CONCRETE PRODUCTS INCORPORATED,
                               a Tennessee corporation
                               H.P. MCGINLEY INC.,
                               a Pennsylvania corporation
                               KENNEDY RAILROAD BUILDERS, INC.,
                               a Pennsylvania corporation
                               L.K. COMSTOCK & COMPANY, INC.,
                               a New York corporation
                               MERIT RAILROAD CONTRACTORS, INC.,
                               a Missouri corporation
                               MIDWEST CONSTRUCTION SERVICES, INC.,
                               an Indiana corporation
                               MINNESOTA RAILROAD SERVICE, INC.,
                               a Tennessee corporation
                               NEW ENGLAND RAILROAD CONSTRUCTION CO., INC., a Connecticut corporation
                               NORTHERN RAIL SERVICE AND SUPPLY COMPANY, INC., a Michigan corporation
                               R. & M. B. RAIL CO., INC.,
                               an Indiana corporation
                               RAILCORP, INC.,
                               an Ohio corporation

                               By:  /s/ Michael R. Azarela
                                  ---------------------------------------
                               Name:    Michael R. Azarela
                               Title:   Executive Vice President of each
                                        of the foregoing Guarantors




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                               RAILROAD SERVICE, INC.,
                               a Nevada corporation
                               RAILROAD SPECIALTIES, INC.,
                               an Indiana corporation
                               SOUTHERN INDIANA WOOD PRESERVING CO., INC., an Indiana corporation
                               U.S. TRACKWORKS, INC.,
                               a Michigan corporation
                               U.S. RAILWAY SUPPLY, INC.,
                               an Indiana corporation
                               WM. A. SMITH CONSTRUCTION CO., INC.,
                               a Texas corporation
                               WM. A. SMITH RERAILING SERVICES, INC.,
                               a Texas corporation

                               By:  /s/ Michael R. Azarela
                                   ------------------------------------------
                               Name:    Michael R. Azarela
                               Title:   Executive Vice President of each
                                        of the foregoing Guarantors

LENDERS:                       NATIONSBANK, N.A.,
                               individually in its capacity as a Lender and in its capacity as Administrative Agent

                               By: /s/ Monica R. Brandes
                                   ------------------------------------------
                               Name:  Monica R. Brandes
                               Title: Senior Vice President

                               FIRST UNION NATIONAL BANK

                               By:  /s/ Robert J. Bauer
                                   ------------------------------------------
                               Name:  Robert J. Bauer
                               Title: Vice President

                               CRESTAR BANK

                               By:
                                   ------------------------------------------
                               Name:
                               Title:

                               SUMMIT BANK

                               By:
                                   ------------------------------------------
                               Name:
                               Title:





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